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EXHIBIT 15.1   LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated July 17, 2000, relating to the unaudited consolidated interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2000:

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
Registration
   Number                                Description                              Filing Date
------------    ----------------------------------------------------------   -----------------
 333-40082      Form S-8 Registration Statement --Nonqualified Stock         June 26, 2000
                Option Agreement between STERIS Corporation and Laurie
                Brlas and the Nonqualified Stock Option Agreement
                between STERIS Corporation and David L. Crandall

 333-40058      Form S-8 Registration Statement --Nonqualified Stock         June 23, 2000
                Option Agreement between STERIS Corporation and
                Les C. Vinney

 333-65155      Form S-8 Registration Statement -- STERIS Corporation        October 1, 1998
                Long Term Incentive Stock Plan

 333-55839      Form S-8 Registration Statement -- Nonqualified Stock        June 2, 1998
                Option Agreement between STERIS Corporation and John
                Masefield and the Nonqualified Stock Option Agreement
                between STERIS Corporation and Thomas J. DeAngelo

 333-32005      Form S-8 Registration Statement -- STERIS Corporation        July 24, 1997
                1997 Stock Option Plan

 333-06529      Form S-3 Registration Statement -- STERIS Corporation        June 21, 1996

 333-01610      Post-effective Amendment to Form S-4 on Form S-8 --          May 16, 1996
                STERIS Corporation

  33-91444      Form S-8 Registration Statement -- STERIS Corporation        April 24, 1995
                1994 Equity Compensation Plan

  33-91442      Form S-8 Registration Statement -- STERIS Corporation        April 24, 1995
                1994 Nonemployee Directors Equity Compensation Plan

  33-55976      Form S-8 Registration Statement -- STERIS Corporation        December 21, 1992
                401(k)Plan

  33-55258      Form S-8 Registration Statement -- STERIS Corporation        December 4, 1992
                Amended and Restated Non-Qualified Stock Option Plan
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                                      /s/  Ernst & Young LLP


Cleveland, Ohio
August 10, 2000